AMENDMENT NO. 1 TO CONSULTING AGREEMENT

        THIS AMENDMENT NO. 1 to CONSULTING AGREEMENT, effective as of September 30, 2002, is entered into by and between Donald J. Nalty (“Consultant”) and Hibernia National Bank (“Hibernia”). Capitalized terms used herein and not otherwise defined herein shall have the meaning given to them in the below-defined “Consulting Agreement”

RECITALS

        WHEREAS, Consultant and Hibernia are parties to a Consulting Agreement, effective as of October 1, 2001 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Consulting Agreement”);

        WHEREAS, Consultant and Hibernia wish to amend the Consulting Agreement to extend its term;

        NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Consultant and Hibernia agree as follows:

        1. Amendment to the Consultant Agreement. Effective as of the date first above written, the Consulting Agreement shall be and hereby is amended by deleting the reference to “September 30, 2002” in Paragraph 6 of the Consulting Agreement and replacing it with a reference to “April 30, 2003", so Paragraph 6 of the Consulting Agreement shall hereafter read as follows:

6. Term. This Agreement shall commence on October 1, 2001 (the “Effective Date”), and shall terminate on April 30, 2003 (the “Termination Date”), unless terminated sooner in accordance with the provisions of Section 7 hereof.

        2. Effect on the Consulting Agreement. The Consulting Agreement, as amended hereby, shall remain in full force and effect.

        3. Choice of Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Louisiana applicable to contracts made and to be performed wholly within such State.

        4. Headings. All headings contained in this Amendment are for reference purposes only and shall not in any way affect the meaning or interpretation of this Amendment.

        5. Counterparts. This Amendment may be executed by one or more of the parties to the Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

        IN WITNESS WHEREOF, this Amendment has been duly executed on the dates indicated below, but effective as of the date first above written.

Donald J. Nalty
Date: , 2002

HIBERNIA NATIONAL BANK

By:
J. Herbert Boydstun
President and Chief Executive Officer
Date: , 2002